 News Release

For more information contact:

Media, please contact:

Chris Romoser, Iomega Corporation, (858) 314-7148, romoser@iomega.com

Analysts/Investors, please contact:

Tom Liguori, Iomega Corporation, (858) 314-7188

IOMEGA REPORTS SECOND QUARTER 2005 FINANCIAL RESULTS

SAN DIEGO, July 28, 2005 – Iomega Corporation (NYSE: IOM) today reported revenue of $65.7 million and a net loss of $6.4 million, or ($0.12) per share, for the quarter ended July 3, 2005. In comparison, second quarter 2004 revenue was $77.6 million with a net loss of $19.8 million, or ($0.38) per share. The lower revenue was primarily due to the decrease in Zip® product line revenue and was partially offset by revenue increases in the REV™ product line which began shipping in the second quarter of 2004.

The second quarter 2005 gross margin percentage was 20.6% compared to 19.0% for second quarter 2004. The increase was primarily due to lower overhead costs. Second quarter 2005 operating expenses were $19.8 million compared to $30.9 million in the second quarter of 2004, a reduction of 36%. The second quarter 2005 operating loss was $6.3 million, compared to $16.1 million for second quarter 2004. The improvement in operating loss was a result of the lower internal cost structure implemented in the second half of 2004.

The Company’s total cash, cash equivalents, and temporary investments increased by $5.7 million during the second quarter to $109.9 million. The increase was primarily a result of improved working capital management, including lower inventories, reduced receivables and extended payment terms with major vendors.

“While the second quarter operating loss was consistent with our expectations, we are pleased to report significant improvements in working capital management that resulted in positive cash flow for the second quarter,” said Werner Heid, president and CEO, Iomega Corporation. “We announced a restructuring plan on July 26th to align expenses with expected revenues. The actions are expected to result in a lean, more competitive cost structure, a rationalized product line, and a streamlined organization to enable faster decision making and improved new product time to market. Going forward, we will focus on HDD based storage solutions (REV, NAS and external HDDs) and we will continue to manage the Zip business to maximize cash flow. We anticipate annual cost savings of approximately $38 million to $42 million after we have fully implemented the restructuring, 85% of which are expected to be in operating expenses. The anticipated cost reductions include a 30% workforce reduction, consolidation of facilities, consolidation of internal business systems, bringing in-house work that is currently outsourced and a more focused approach to marketing spending. It is our goal, based on lower operating expenses and with our current gross margin structure, to achieve operating profitability in the fourth quarter. Longer term, the streamlined organization and faster time to market should provide the capability to achieve sales growth and higher margin goals.”

Second quarter 2005 Zip product sales of $16.8 million decreased $15.5 million, or 48.1%, from second quarter 2004. Second quarter 2005 Zip product gross margin percentage of 51% improved 13 percentage points from 38% in the prior year. The increase in Zip gross margin percentage was primarily due to a combination of lower material spending and fewer pricing, rebate, and marketing programs. Second quarter 2005 Zip product profit margin (PPM) was $7.7 million, compared to $10.7 million in second quarter 2004.

Second quarter 2005 sales of Consumer Storage Solutions products, consisting of optical, hard disk (HDD), Mini USB flash, and floppy drives, were $33.1 million, relatively flat with second quarter 2004. The Consumer Storage Solutions product loss in second quarter 2005 was $2.2 million, compared to a product loss of $1.2 million in second quarter 2004. The second quarter 2005 product loss was primarily driven by lower margins due to price competition and increased inventory reserves for slow moving products.

Second quarter 2005 REV product sales were $11.1 million with a product loss of $1.6 million. The product loss was due to development costs for next generation REV products, continued marketing expenses to improve the market awareness of REV technology, and under-absorbed fixed overhead expenses at current volumes. Compared to second quarter 2004, when the product was initially launched, REV revenue increased from $7.5 million and the product loss decreased from $6.7 million.

Second quarter 2005 NSS revenue of $4.2 million increased $0.2 million, or 5%, compared to second quarter 2004. The NSS product line had a nominal PPM in second quarter 2005 compared to a PPM of $0.3 million in second quarter 2004.

General corporate expenses which were not allocated to the total second quarter 2005 PPM totaled $10.9 million, a decrease of $5.7 million, or 35%, compared to second quarter 2004.

Revenue by region during second quarter 2005 was $32.8 million in the Americas, $28.0 million in Europe, and $4.9 million in Asia, or 50%, 43%, and 7%, respectively. This compares to revenue by region during second quarter 2004 of $41.9 million in the Americas, $29.6 million in Europe, and $6.1 million in Asia, or 54%, 38%, and 8%, respectively.

Conference Call Information

As previously announced, Iomega will host a conference call with simultaneous audio webcast beginning at 4:30 p.m. Eastern Time today to discuss Iomega's second quarter 2005 financial results. The webcast may be accessed at http://www.iomega.com and will be available for replay through the close of business on Thursday, August 11, 2005.

About Iomega

Iomega Corporation provides easy-to-use, high value storage solutions to help people protect, secure, capture, and share their valuable digital information. Iomega's award-winning storage products include the Iomega® REV™ 35GB drive, available in multiple interfaces, as well as the 10-cartridge, one-drive REV 1000 Autoloader; Zip® 100MB, 250MB, and 750MB drives; high-performance Iomega external hard drives; Iomega Mini USB drives and Micro Mini™ USB drives; Iomega external CD-RW drives; Iomega Super DVD drives and the QuikTouch™ DVD Video Burner; and Iomega floppy USB-powered drives. Iomega simplifies data protection and sharing at home and in the workplace with Iomega Automatic Backup software, Iomega Sync software, HotBurn® CD-recording software, and Active Disk™ technology. For networks, Iomega NAS servers offer capacities of 160GB to 1.6TB. For unlimited capacity and anytime, anywhere access, Iomega offers iStorage™ secure online storage. Iomega also offers businesses and consumers a comprehensive data recovery services solution for recovering lost data due to hardware failure, file corruption, or media damage. The Company can be reached at 1-888-4-IOMEGA (888-446-6342), or on the Web at www.iomega.com.

Special Note Regarding Forward-Looking Statements

Any statements contained in this release regarding our announced restructuring plan to align expenses with expected revenues, anticipated benefits resulting from the restructuring including improvements to our cost structure and other anticipated savings, a more focused product line, time to market improvements for new products, the ability to achieve sales growth and higher margin goals in the longer term, the goal to operate profitably in the fourth quarter, and any other statements that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All such statements are based upon information available to us as of the date hereof, and we disclaim any intention or obligation to update any such statements. Actual results could differ materially from current expectations. Factors that could cause or contribute to such differences include lower than anticipated sales of our products; unexpected technical, manufacturing, or supply issues with our products; our inability to achieve a competitive cost structure; competition; our inability to maintain stringent quality assurance standards and customer satisfaction; manufacturing and inventory issues; management and key employee turnover; intellectual property disputes; adverse final judgments in litigation; general economic and/or industry-specific conditions; and the other risks and uncertainties identified in the reports filed from time to time by Iomega with the U.S. Securities and Exchange Commission, including Iomega's most recent Quarterly and Annual Reports on Forms 10-Q and 10-K.

###

Copyright© 2005 Iomega Corporation. All rights reserved. Iomega, Zip, REV, Active Disk, iStorage, Micro Mini, QuikTouch and HotBurn are either registered trademarks or trademarks of Iomega Corporation in the United States and/or other countries. Certain other product names, brand names and company names may be trademarks or designations of their respective owners.

IOMEGA CORPORATION
CONDENSED STATEMENTS OF OPERATIONS - QTD
(In thousands, except per share data)
(Unaudited)

                                                                   For the Three Months Ended
                                                 ---------------------------------------------------------------
                                                 July 3,     % of      June 27,    % of       Apr. 3,     % of
                                                  2005       Sales       2004      Sales       2005       Sales
                                                 -------    -------    -------    -------     -------    -------
Sales                                            $65,736     100.0%    $77,642     100.0%     $72,930     100.0%
Cost of Sales                                     52,209      79.4%     62,861      81.0%      56,385      77.3%
                                                 -------    -------    -------    -------     -------    -------
  Gross margin                                    13,527      20.6%     14,781      19.0%      16,545      22.7%
                                                 -------    -------    -------    -------     -------    -------

Operating Expenses:
  Selling, general and administrative             16,129      24.5%     24,057      31.0%      18,215      25.0%
  Research and development                         4,116       6.3%      6,704       8.6%       4,104       5.6%
  License and patent fees                           (405)     (0.6%)         0       0.0%          (7)     (0.0%)
  Restructuring charges (reversals)                  (41)     (0.1%)       152       0.2%         235       0.3%
                                                 -------    -------    -------    -------     -------    -------
     Total operating expenses                     19,799      30.1%     30,913      39.8%      22,547      30.9%
                                                 -------    -------    -------    -------     -------    -------
Operating Loss                                    (6,272)     (9.5%)   (16,132)    (20.8%)     (6,002)     (8.2%)
  Interest and other income and expense, net        (307)     (0.5%)      (207)     (0.3%)       (454)     (0.6%)
                                                 -------    -------    -------    -------     -------    -------
Loss Before Income Taxes                          (6,579)    (10.0%)   (16,339)    (21.0%)     (6,456)     (8.9%)
(Provision) Benefit for Income Taxes                 179       0.3%     (3,454)     (4.4%)        531       0.7%
                                                 -------    -------    -------    -------     -------    -------
Net Loss                                         ($6,400)     (9.7%)  ($19,793)    (25.5%)    ($5,925)     (8.1%)
                                                 =======    =======    =======    =======     =======    =======

Loss Per Share                                    ($0.12)               ($0.38)                ($0.11)
                                                 =======               =======                =======
Weighted Average Common Shares Outstanding        51,612                51,529                 51,611
                                                 =======               =======                =======

PRODUCT SALES AND PROFIT MARGINS - QTD
(In thousands)
(Unaudited)

                                                                   For the Three Months Ended
                                                 ---------------------------------------------------------------
                                                 July 3,     % of      June 27,    % of       Apr. 3,     % of
                                                  2005       Sales       2004      Sales       2005       Sales
                                                 -------    -------    -------    -------     -------    -------
Sales:
Consumer Products:
   Zip                                           $16,778      25.5%    $32,319      41.6%     $20,145      27.6%
   Consumer Storage Solutions (1)                 33,147      50.4%     32,731      42.2%      36,449      50.0%
Business Products:
   REV                                            11,141      16.9%      7,491       9.6%      12,093      16.6%
   Network Storage Systems                         4,154       6.3%      3,973       5.1%       3,785       5.2%
Other Products (2)                                   516       0.8%      1,128       1.5%         458       0.6%
                                                 -------               -------                -------
      Total Sales                                $65,736               $77,642                $72,930
                                                 =======               =======                =======

Product Profit Margin (Loss):
Consumer Products:
   Zip                                            $7,717               $10,675                $10,062
   Consumer Storage Solutions (1)                 (2,160)               (1,195)                  (881)
Business Products:
   REV                                            (1,584)               (6,671)                (1,818)
   Network Storage Systems                            33                   317                   (299)
Other Products (2)                                   562                (2,480)                    93
                                                 -------               -------                -------
      Total Product Profit Margin                  4,568                   646                  7,157

Common:
   General corporate expenses                    (10,881)              (16,626)               (12,924)
   Restructuring (charges) reversals                  41                  (152)                  (235)
   Interest and other income and expense, net       (307)                 (207)                  (454)
                                                 -------               -------                -------
Loss Before Income Taxes                         ($6,579)             ($16,339)               ($6,456)
                                                 =======               =======                =======

(1) Consumer Storage Solutions is comprised of optical, hard disk, flash and floppy drives.
(2) Other Products is comprised of Jaz, Peerless, PocketZip and other miscellaneous products, and the DCT
    Development Program in the case of PPM/product loss.

IOMEGA CORPORATION
CONDENSED STATEMENTS OF OPERATIONS - YTD
(In thousands, except per share data)
(Unaudited)

                                                        For the Six Months Ended
                                                -----------------------------------------
                                                 July 3,     % of     June 27,      % of
                                                  2005       Sales       2004       Sales
                                                --------    -------   --------     ------
Sales                                           $138,666     100.0%   $161,768     100.0%
Cost of Sales                                    108,594      78.3%    122,637      75.8%
                                                --------    -------   --------     ------
   Gross margin                                   30,072      21.7%     39,131      24.2%
                                                --------    -------   --------     ------

Operating Expenses:
  Selling, general and administrative             34,344      24.8%     47,376      29.3%
  Research and development                         8,220       5.9%     13,169       8.1%
  License and patent fees                           (412)     (0.4%)         0       0.0%
  Restructuring charges                              194       0.1%        698       0.4%
                                                --------    -------   --------     ------
     Total operating expenses                     42,346      30.5%     61,243      37.9%
                                                --------    -------   --------     ------
Operating Loss                                   (12,274)     (8.9%)   (22,112)    (13.7%)
  Interest and other income and expense, net        (761)     (0.5%)       223       0.1%
                                                --------    -------   --------     ------
Loss Before Income Taxes                         (13,035)     (9.4%)   (21,889)    (13.5%)
(Provision) Benefit for Income Taxes                 710       0.5%     (2,769)     (1.7%)
                                                --------    -------   --------     ------
Net Loss                                        ($12,325)     (8.9%)  ($24,658)    (15.2%)
                                                ========    =======   ========     ======

Loss Per Share                                    ($0.24)               ($0.48)
                                                ========              ========
Weighted Average Common Shares Outstanding        51,611                51,528
                                                ========              ========

PRODUCT SALES AND PROFIT MARGINS - YTD
(In thousands)
(Unaudited)

                                                        For the Six Months Ended
                                                -----------------------------------------
                                                 July 3,     % of     June 27,      % of
                                                  2005       Sales      2004        Sales
                                                --------    -------   --------     ------
Sales:
Consumer Products:
   Zip                                           $36,923      26.6%    $76,539      47.3%
   Consumer Storage Solutions (1)                 69,596      50.2%     67,857      41.9%
Business Products:
   REV                                            23,234      16.8%      7,491       4.6%
   Network Storage Systems                         7,939       5.7%      7,365       4.6%
Other Products (2)                                   974       0.7%      2,516       1.6%
                                                --------              --------
      Total Sales                               $138,666              $161,768
                                                ========              ========

Product Profit Margin (Loss):
Consumer Products:
   Zip                                           $17,779               $28,842
   Consumer Storage Solutions (1)                 (3,041)                 (724)
Business Products:
   REV                                            (3,402)              (12,286)
   Network Storage Systems                          (266)                 (494)
Other Products (2)                                   655                (4,287)
                                                --------              --------
      Total Product Profit Margin                 11,725                11,051

Common:
   General corporate expenses                    (23,805)              (32,465)
   Restructuring charges                            (194)                 (698)
   Interest and other income and expense, net       (761)                  223
                                                --------              --------
Loss Before Income Taxes                        ($13,035)             ($21,889)
                                                ========              ========

(1) Consumer Storage Solutions is comprised of optical, hard disk, flash and floppy drives.
(2) Other Products is comprised of Jaz, Peerless, PocketZip and other miscellaneous products, and the DCT Development Program in the case of PPM/product loss.

IOMEGA CORPORATION
CONDENSED BALANCE SHEETS
(In thousands)
(Unaudited)

                                                 July 3,     Apr. 3,    Dec. 31,
                                                  2005         2005       2004
                                                --------    --------    --------
ASSETS:
  Cash and cash equivalents                      $86,467     $77,871    $103,403
  Restricted cash                                    259         278           0
  Temporary investments                           23,128      26,050      17,406
                                                --------    --------    --------
       Total cash                                109,854     104,199     120,809
  Trade receivables                               18,163      29,395      30,764
  Inventories                                     21,599      34,135      31,345
  Deferred taxes                                   7,056       8,475       9,710
  Other current assets                             4,923       6,063       7,045
                                                --------    --------    --------
      Total Current Assets                       161,595     182,267     199,673
  Property and equipment, net                     10,851      12,377      13,563
  Intangible and other assets                     13,475      14,045      14,266
                                                --------    --------    --------
                                                $185,921    $208,689    $227,502
                                                ========    ========    ========

LIABILITIES AND STOCKHOLDERS' EQUITY:
  Accounts payable                               $23,734     $33,584     $35,166
  Income taxes payable                               291         598         664
  Other current liabilities                       51,135      55,933      65,607
                                                --------    --------    --------
      Total Current Liabilities                   75,160      90,115     101,437
  Deferred taxes                                  19,694      21,293      22,537
  Long-term liabilities                               99         140         721
  Stockholders' equity                            90,968      97,141     102,807
                                                --------    --------    --------
                                                $185,921    $208,689    $227,502
                                                ========    ========    ========

CONDENSED STATEMENTS OF CASH FLOWS - YTD
(In thousands)
(Unaudited)

                                                            For the Six Months Ended
                                                            ------------------------
                                                             July 3,        June 27,
                                                              2005            2004
                                                            --------        --------
Cash Flows from Operating Activities:
   Net Loss                                                 ($12,325)       ($24,658)
   Revenue and Expense Adjustments                             4,830          10,555
                                                            --------        --------
                                                              (7,495)        (14,103)
   Changes in Assets and Liabilities:
      Trade receivables                                       12,893           9,415
      Restricted cash                                           (259)            (50)
      Inventories                                              8,766           1,930
      Other current assets                                     2,122          (1,312)
      Accounts payable                                       (11,472)         (2,900)
      Accrued restructuring                                   (2,194)         (2,367)
      Other current liabilities and income taxes             (12,658)        (16,838)
                                                            --------        --------
         Net cash used in operating activities               (10,297)        (26,225)
                                                            --------        --------

Cash Flows from Investing Activities:
   Purchases of property and equipment                          (829)         (7,770)
   Proceeds from sales of assets                                 641             101
   Initial investment in ByteTaxi (net of $171,000 cash)         (44)              0
   Sales of temporary investments                             27,464         161,326
   Purchases of temporary investments                        (33,174)       (181,182)
   Net change in other assets and other liabilities             (663)           (878)
                                                            --------        --------
       Net cash used in investing activities                  (6,605)        (28,403)
                                                            --------        --------

Cash Flows from Financing Activities:
   Payment of debt                                               (40)              0
   Proceeds from sales of Common Stock                             6              10
                                                            --------        --------
       Net cash provided by (used in) financing activities       (34)             10
                                                            --------        --------
Net Decrease in Cash and Cash Equivalents                    (16,936)        (54,618)
Cash and Cash Equivalents at Beginning of Period             103,403         122,591
                                                            --------        --------
Cash and Cash Equivalents at End of Period                   $86,467         $67,973
                                                            ========        ========